                                                                EXHIBIT 10.8 (4)

                                 AMENDMENT NO. 4

                                     TO THE

                       UPS QUALIFIED STOCK OWNERSHIP PLAN

                               AND TRUST AGREEMENT

                          (Effective as of May 1, 2000)

         WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust ("Plan") effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in the common stock of UPS ("UPS Stock") and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock;

         WHEREAS, the Plan has been amended on a number of occasions since January 1, 1998, the most recent being Amendment No. 3; and

         WHEREAS, it is desired to amend the Plan to change the service requirement that an Eligible Employee must complete to begin participation in the Plan from one year to six months.

         NOW THEREFORE, pursuant to the authority vested in the Board by Section
12.1 of the Plan, the UPS Qualified Stock Ownership Plan is hereby amended as follows:

1. Section 2.1, General, is hereby amended effective as of May 1, 2000 to read as follows:

         Section 2.1 General. Each Eligible Employee will become a Participant on the first day of the month coinciding with or immediately following the date he or she has completed a Period of Service of at least six months.

2. Section 2.4, Reemployment, is hereby amended effective as of May 1, 2000 to read as follows:

         Section 2.4 Reemployment. If an Eligible Employee terminates employment before he or she completes a Period of Service of at least six months and his or her Period of Separation is less than twelve consecutive months, the Employee's Period of Service for purposes of Section 2.1 shall be determined by using the Employee's Employment Commencement Date without regard to the Period of Separation. If the Eligible Employee had a Break in Service, then his or her prior Period of Service will be disregarded and he or she will be treated as a new Eligible Employee.

         If a Participant terminates employment and is reemployed, then he or she will again become eligible to receive Employer Company Contributions in accordance with ARTICLE IV as of the first day of the month coincident with or next following the date he or she performs an Hour of Service as an Eligible Employee as a result of such reemployment.

         IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by its Board of Directors dated April ____, 2000, has caused this Amendment No. 4 to be adopted.


ATTEST:                                      UNITED PARCEL SERVICE OF
                                             AMERICA, INC.



- ----------------------------------           ----------------------------------
Joseph R. Moderow                            James P. Kelly
Secretary                                    Chairman